EXHIBIT 10.52

                  Educational Providers/Co-Marketing Agreement


     This AGREEMENT, dated as of January 13th 2000 (this "Agreement"), by and between Educational Video Conferencing, Inc., a Delaware corporation, with principal executive offices located at 35 Grassy Sprain Road, Yonkers, NY 10710 (the "Company"), and Computer Generated Solutions, Inc., a Delaware corporation, with principal executive offices located at 1675 Broadway, New York, New York 10019 ("Educational Provider and/or Co-Marketer").

     WHEREAS, upon the terms and conditions set forth herein the parties hereto agree as follows:

Nature of  Transaction        A joint venture  between  Computer Generated
                              Solutions    (CGS)    and    Educational     Video
                              Conferencing,  Inc.  (EVC) whereby both  companies
                              shall   cross-market  each  other's  products  and
                              services to their respective client bases.


                              Scope of Services Computer Generated Solutions will make available its entire inventory of corporate training programs except for courses that CGS does not have capability to deliver due to current contractual obligations. Individual programs will be selected and mutually agreed upon by CGS and EVC based on client requirements as identified in the individual "Project Memo." EVC will be permitted to market and distribute said CGS's programs as live, synchronous video conferenced courses and asynchronous distance learning courses. CGS, at its discretion will grant EVC permission to migrate the live interactive synchronous video conferenced programs to an asynchronous on-line service maintained by EVC. CGS will also provide (where appropriate and mutually agreed upon) technical and non-technical help desk services, network and equipment installation, systems maintenance, marketing, enrollment and sales activities.

                              Educational Video Conferencing, Inc. will provide network services which include, but are not limited to, hardware, software, switching and bridging, telecommunications services, IP services

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                              and billing.   EVC  shall  also  provide  program
                              content from colleges, universities and training institutes. EVC will also provide training to CGS instructors to maximize the effectiveness of their teaching presentation of materials using EVC's distance learning technologies. EVC will also provide marketing, sales, academic advising, employee skill assessment, tuition reimbursement program administration and enrollment services.


                              EVC and CGS will participate in co-marketing opportunities. These opportunities will include, but not be limited to, an initial joint press release highlighting the CGS/EVC relationship, development of a joint CGS/EVC promotional brochure, promotional video DVD, direct mail campaign, direct introductions to each other's clients, joint sponsorship of professional seminars highlighting the combined services of each company.

Fees and Commissions          Both parties will identify  approved  non-inflated
                              direct  costs  on  a   project-by-project   and\or
                              client- by-client basis, take the direct costs off
                              the  top of  all  client  charges  and  split  the
                              balance,  i.e. the profit 50\50  between  EVC and
                              CGS. An example of approved direct costs is: EVC -
                              Network     Services     including      equipment,
                              installation,    testing,    software   licensing,
                              communication  connections,  switching,  bridging,
                              network support services, multi-point connections,
                              teleco usage  charges,  tuition fees to providers,
                              teacher  training,  marketing,  sales,  enrollment
                              services and fees. CGS - Equipment, installation,
                              instructors,   maintenance  services,   marketing,
                              sales and enrollment services.

                              (Note Software licensing will be treated as a billable item only in the case where clients are purchasing technology and not content services. Software licensing will be included in fees and tuition to clients that are purchasing bundled services that include technology and content as detailed in the individual "Project Memo" agreed to by both CGS and EVC. EVC will establish the

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                              software  license  price.  CGS  will  be  free  to
                              increase this fee up to a total 50/50 split on the total deal.)


Projects A separate "Project Memo" will be agreed upon for each individual project detailing the scope of
                              services,       direct      costs,      individual
                              responsibilities, objective of the project and any other detail that would identify the direction and intention of the project.


Payments All payments received from the client for all direct costs, profits, fees and commissions will be paid by the collecting party within 30 days of receipt of payment. If advance retainers, or early funding for capital outlays are involved, the collecting party shall make payment to the other party within seven working days from receipt of payment from client. Retainers will be split pro-rata in relation to expense projected by each project detailed in the "Project Memo".


Teacher Stations              CGS will provide  facilities to initially  install
                              one  or  two  teacher  stations.  Teacher  station
                              installations  will be increased  according to the
                              demand  for  service  in  the  market.  CGS  shall
                              provide   space   capable   of   housing   teacher
                              station(s).  All costs  related  to the  purchase,
                              installation   and  maintenance  of  said  teacher
                              stations shall be equally divided by CGS and EVC.


Primary Relationship          EVC   will   be   CGS's    primary,    but     not
                              exclusive,  supplier of two-way interactive  video
                              conferencing, both  asynchronous  and  synchronous
                              mode,   provided   it   is   technologically   and
                              financially competitive in the marketplace.

                              CGS will be EVC's primary, but not exclusive, vendor for technical distance learning programs where CGS has the expertise and is technologically and financially competitive in the marketplace.

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                              The  determination of  technological,  competitive
                              and feasibility of the partnership for a given engagement (project) will be reasonably decided by the party with the direct client relationship.

Financial Statements          CGS and EVC agree that a complete financial
                              accounting will be delivered to each other in the form of a financial status report every quarter.
                              Each company agrees that they will make available books and records relevant to this agreement, regarding CGS and EVC transactions, to the other company during regular business hours for the purposes of auditing, reconciling or verification of the activity between both companies. Notice of financial review will be given at least seven days in advance of the actual review.



Term A) Three years with automatic one-year renewal in absence of written notice not to renew.

                              B) This agreement may be terminated for breach of any provision in this agreement or any individual "Project Memo" that is not cured within 10 business days after receiving written notice from the other party.

                              C) In the event of termination, the physical equipment purchased during this agreement shall be divided equally, as mutually agreed between the
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                              parties  with  the  exception  of any  proprietary
                              items, software or hardware.

                              D) In the event of termination any project started shall continue to completion, including any renewal clauses as determined by the client and detailed in either the Project Memo and\or the client contract. Neither EVC nor CGS shall discontinue providing services to clients, for any reason, while either party is still a functioning business, for the term of the client contract.

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                              Arbitration The parties agree that any disputes or
                              disagreements arising hereunder or in connection herewith shall be settled by binding arbitration before the American Arbitration Association at their offices located in New York, New York, and
                              that  any  judgment  awarded   thereunder  may  be
                              entered in any court of appropriate jurisdiction, and will have full force and effect therein.




Agreed this 13 Day of January,  2000





  /s/ Dr. Arol Buntzman
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 Dr. Arol Buntzman                                    CEO, EVC




 /s/ Victor Freeman
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Mr. Victor Freeman                              Executive Vice President, CGS